S&P 500 Covered Call Fund, Inc.

File No. 811-21672

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

During the fiscal year, late filings were made on behalf of the following Insiders who are officers of PEA Capital LLC, sub-adviser to the Registrant and subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant;

Jeffrey Parker, Managing Director

Gary McAnly, Head Trader

Taegan Goddard, Chief Operating Officer

Greg Tournant- Portfolio Manager

Terence Duggan- Trader

Matthew Milazzo- Trader

Bruce Koepfgen- Chief Executive Officer

A Form 3 should have been filed on their behalf by March 28, 2005.  However, a late filing was executed on August 29,  2005.

Justin Ferri, a Vice President for the Registrant, was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on behalf of Justin Ferri by June 16, 2005.  A late filing was executed on July 1, 2005.

Colleen Rusch, a Vice President for the Registrant, was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on behalf of Colleen Rusch by July 15, 2005.  A late filing was executed on July 20, 2005.